BYLAWS

                             OF

                          DEM, INC.

BYLAW-ONE:     NAME OF COMPANY, LOCATION OF OFFICES AND

SEAL.

          Article 1.1.   Name.   The name of the Company is

DEM, INC.

          Article 1.2.   Principal Office.   The principal

office of the Company in the State of Maryland shall be

located in Baltimore, Maryland.  The Company may, in

addition, establish and maintain such other offices and

places of business within or outside the State of Maryland

as the Board of Directors may from time to time determine.

          Article 1.3.   Seal.   The corporate seal of the

Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words

"Corporate Seal, Maryland."  The form of the seal shall be

subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or

affixed or printed or otherwise reproduced.  Any Officer or

Director of the Company shall have authority to affix the

corporate seal of the Company to any document requiring the

same.

BYLAW-TWO:     STOCKHOLDERS.

          Article 2.1.   Place of Meetings.   All meetings

of the Stockholders shall be held at such place within the

United States, whether within or outside the State of

Maryland, as the Board of Directors shall determine, which

shall be stated in the notice of the meeting or in a duly

executed waiver of notice thereof.

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          Article 2.2.   Annual Meeting.   The annual

meeting of the Stockholders of the Company shall be held at

such place as the Board of Directors shall select on such

date, during the 31-day period ending four months after the

end of the Company's fiscal year, as may be fixed by the

Board of Directors each year, at which time the Stockholders shall elect Directors by plurality vote, and transact such

other business as may properly come before the meeting.  Any business of the Company may be transacted at the annual

meeting without being specially designated in the notice

except as otherwise provided by statute, by the Articles of

Incorporation or by these Bylaws

          Article 2.3.   Special Meetings.   Special

meetings of the Stockholders for any purpose or purposes,

unless otherwise prescribed by statute or by the Articles of

Incorporation, may be called by resolution of the Board of

Directors or by the President, and shall be called by the

Secretary at the request of a majority of the Board of

Directors or at the request, in writing, of Stockholders

owning at least 25% of the votes entitled to be cast at the

meeting upon payment by such Stockholders to the Company of

the reasonably estimated cost of preparing and mailing a

notice of the meeting (which estimated cost shall be

provided to such Stockholders by the Secretary of the

Company).  Notwithstanding the foregoing, unless requested

by Stockholders entitled to cast a majority of the votes

entitled to be cast at the meeting, a special meeting of the

Stockholders need not be called at the request of

Stockholders to consider any matter that is substantially

the same as a matter voted on at any special meeting of the

Stockholders

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held during the preceding 12 months.  A written request

shall state the purpose or purposes of the proposed meeting.

          Article 2.4.   Notice.   Written notice of every

meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place

where it is to be held, shall be served, either personally

or by mail, not less than ten nor more than ninety days

before the meeting, upon each Stockholder as of the record

date fixed for the meeting who is entitled to notice of or

to vote at such meeting.  If mailed (i) such notice shall be directed to a Stockholder at his address as it shall appear

on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that

notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in

such request) and (ii) such notice shall be deemed to have

been given as of the date when it is deposited in the United

States mail with first-class postage thereon prepaid.

          Article 2.5.   Notice of Stockholder Business.

At any annual or special meeting of the Stockholders, only

such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before

an annual or special meeting, the business must be

(i) specified in the notice of meeting (or any supplement

thereto) given by or at the direction of the Board of

Directors, (ii) otherwise properly brought before the

meeting by or at the direction of the Board of Directors, or

(iii) otherwise properly brought before the meeting by a

Stockholder.

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          For business to be properly brought before an

annual or special meeting by a Stockholder, the Stockholder

must have given timely notice thereof in writing to the

Secretary of the Company.  To be timely, any such notice

must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days

prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the

date of the meeting is given or made to Stockholders, any

such notice by a Stockholder to be timely must be so

received not later than the close of business on the

10th day following the day on which notice of the date of

the annual or special meeting was given or such public

disclosure was made.

          Any such notice by a Stockholder shall set forth

as to each matter the Stockholder proposes to bring before

the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special

meeting and the reasons for conducting such business at the

annual or special meeting, (ii) the name and address, as

they appear on the Company's books, of the Stockholder

proposing such business, (iii) the class and number of

shares of the capital stock of the Company which are

beneficially owned by the Stockholder, and (iv) any material interest of the Stockholder in such business.

          Notwithstanding anything in these Bylaws to the

contrary, no business shall be conducted at any annual or

special meeting except in accordance with the procedures set forth in this Article 2.5.  The chairman of the annual or

special meeting

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shall, if the facts warrant, determine and declare to the

meeting that business was not properly brought before the

meeting in accordance with the provisions of this

Article 2.5, and, if he should so determine, he shall so

declare to the meeting that any such business not properly

brought before the meeting shall not be considered or

transacted.

          Article 2.6.   Quorum.   The holders of a majority

of the stock issued and outstanding and entitled to vote,

present in person or represented by proxy, shall be

requisite and shall constitute a quorum at all meetings of

the Stockholders for the transaction of business except as

otherwise provided by statute, by the Articles of

Incorporation or by these Bylaws.  If a quorum shall not be

present or represented, the Stockholders entitled to vote

thereat, present in person or represented by proxy, shall

have the power to adjourn the meeting from time to time,

without notice other than announcement at the meeting, to a

date not more than 120 days after the original record date,

until a quorum shall be present or represented.  At such

adjourned meeting, at which a quorum shall be present or

represented, any business which might have been transacted

at the original meeting may be transacted.

          Article 2.7.   Vote of the Meeting.   When a

quorum is present or represented at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of applicable

statutes, the Articles of Incorporation or of these Bylaws,

a different vote is required, in which case such express

provisions shall govern and control the decision of such

question.

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          Article 2.8.   Voting Rights of Stockholders.

Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power

standing in the name of such Stockholder on the books of the

Company on the record date fixed in accordance with

Article 6.5 of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in

person or by written proxy.

          Article 2.9.   Organization.   At every meeting of

the Stockholders, the Chairman of the Board, or in his

absence or inability to act, a chairman chosen by the

Stockholders, shall act as chairman of the meeting.  The

Secretary, or in his absence or inability to act, a person

appointed by the chairman of the meeting, shall act as

secretary of the meeting and keep the minutes of the

meeting.

          Article 2.10.  Proxies.   Every proxy must be

executed in writing by the Stockholder or by his duly

authorized attorney-in-fact.  No proxy shall be valid after

the expiration of eleven months from the date of its

execution unless it shall have specified therein its

duration.  Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives

or assigns.  Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as

Secretary of the meeting before being voted.  A proxy with

respect to stock held in the name of two or more persons

shall be valid if executed by one of them unless, at or

prior to exercise of such proxy, the Company receives a

specific written notice to the contrary from any one

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of them.  A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at

or prior to its exercise.

          Article 2.11.  Stock Ledger and List of

Stockholders.   It shall be the duty of the Secretary or

Assistant Secretary of the Company to cause an original or

duplicate stock ledger to be maintained at the office of the

Company's Transfer Agent.

          Article 2.12.  Action without Meeting.   Any

action to be taken by Stockholders may be taken without a

meeting if (1) all Stockholders entitled to vote on the

matter consent to the action in writing, (2) all

Stockholders entitled to notice of the meeting but not

entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders.  Such consent shall be treated for all purposes as a vote at a meeting.

BYLAW-THREE:   BOARD OF DIRECTORS.

          Article 3.1.   General Powers.   Except as

otherwise provided in the Articles of Incorporation, the

business and affairs of the Company shall be managed under

the direction of the Board of Directors.  All powers of the

Company may be exercised by or under authority of the Board

of Directors except as conferred on or reserved to the

Stockholders by law, by the Articles of Incorporation or by

these Bylaws.

          Article 3.2.   Board of Three to Twelve Directors.

The Board of Directors shall consist of not less than three

(3) nor more than twelve 12 Directors; provided that if

there are less than three stockholders, the number of

Directors may be the

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same number as the number of stockholders but not less than one.  Directors need not be Stockholders.  The majority of

the entire Board of Directors shall have power from time to

time, and at any time when the Stockholders as such are not

assembled in a meeting, regular or special, to increase or

decrease the number of Directors.  If the number of

Directors is increased, the additional Directors may be

elected by a majority of the Directors in office at the time of the increase.  If such additional Directors are not so

elected by the Directors in office at the time they increase the number of places on the Board, then the additional

Directors shall be elected or reelected by the Stockholders

at their next annual meeting or at an earlier special

meeting called for that purpose.

          Beginning with the first annual meeting of

Stockholders held after the initial public offering of the

shares of the Company (the "initial annual meeting"), the

Board of Directors shall be divided into three classes:

Class I, Class II and Class III.  The terms of office of the classes of Directors elected at the initial annual meeting

shall expire at the times of the annual meetings of the

Stockholders as follows:  Class I on the next annual

meeting, Class II on the second next annual meeting and

Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and

qualified.  At each subsequent annual election, the

Directors chosen to succeed those whose terms are expiring

shall be identified as being of the same class as the

Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting

of Stockholders, or thereafter in each case when their

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respective successors are elected and qualified.  The number of directorships shall be apportioned among the classes so

as to maintain the classes as nearly equal in number as

possible.

          Article 3.3.   Director Nominations.

          (a)  Only persons who are nominated in accordance

with the procedures set forth in this Article 3.3 shall be

eligible for election or reelection as Directors.

Nominations of persons for election or reelection to the

Board of Directors of the Company may be made at a meeting

of Stockholders by or at the direction of the Board of

Directors or by any Stockholder of the Company who is

entitled to vote for the election of such nominee at the

meeting and who complies with the notice procedures set

forth in this Article 3.3.

          (b)  Such nominations, other than those made by or

at the direction of the Board of Directors, shall be made

pursuant to timely notice delivered in writing to the

Secretary of the Company.  To be timely, any such notice by

a Stockholder must be delivered to or mailed and received at the principal executive offices of the Company not later

than 60 days prior to the meeting; provided, however, that

if less than 70 days' notice or prior public disclosure of

the date of the meeting is given or made to Stockholders,

any such notice by a Stockholder to be timely must be so

received not later than the close of business on the 10th

day following the day on which notice of the date of the

meeting was given or such public disclosure was made.

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          (c)  Any such notice by a Stockholder shall set

forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director, (A) the

name, age, business address and residence address of such

person, (B) the principal occupation or employment of such

person, (C) the class and number of shares of the capital

stock of the Company which are beneficially owned by such

person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors pursuant to Regulation 14A

under the Securities Exchange Act of 1934 or any successor

regulation thereto (including without limitation such

person's written consent to being named in the proxy

statement as a nominee and to serving as a Director if

elected and whether any person intends to seek reimbursement from the Company of the expenses of any solicitation of

proxies should such person be elected a Director of the

Company); and (ii) as to the Stockholder giving the notice

(A) the name and address, as they appear on the Company's

books, of such Stockholder and (B) the class and number of

shares of the capital stock of the Company which are

beneficially owned by such Stockholder.  At the request of

the Board of Directors any person nominated by the Board of

Directors for election as a Director shall furnish to the

Secretary of the Company that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

          (d)  If a notice by a Stockholder is required to

be given pursuant to this Article 3.3, no person shall be

entitled to receive reimbursement from the Company of the

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expenses of a solicitation of proxies for the election as a

Director of a person named in such notice unless such notice states that such reimbursement will be sought from the

Company.  The Chairman of the meeting shall, if the facts

warrant, determine and declare to the meeting that a

nomination was not made in accordance with the procedures

prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

          Article 3.4.   Vacancies.   Subject to the

provisions of the Investment Company Act of 1940, as

amended, if the office of any Director or Directors becomes

vacant for any reason (other than an increase in the number

of Directors), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or

successors by majority vote, who shall hold office until the next election of Directors.  A majority of the entire Board

of Directors in office at the time of the increase may fill

a vacancy which results from an increase in the number of

Directors.

          Article 3.5.   Removal.   At any meeting of

Stockholders duly called and at which a quorum is present,

the Stockholders may, by the affirmative vote of the holders of at least three-fourths of the votes entitled to be cast

thereon, remove any Director or Directors from office, with

or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the

removed Director.

          Article 3.6.   Resignation.   A Director may

resign at any time by giving written notice of his

resignation to the Board of Directors or the Chairman of the

Board or the Secretary of the Company.  Any resignation

shall take effect at the time specified in it

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or, should the time when it is to become effective not be

specified in it, immediately upon its receipt.  Acceptance

of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

          Article 3.7.   Place of Meetings.   The Directors

may hold their meetings at the principal office of the

Company or at such other places, either within or outside

the State of Maryland, as they may from time to time

determine.

          Article 3.8.   Regular Meetings.   Regular

meetings of the Board may be held at such date and time as

shall from time to time be determined by resolution of the

Board.

          Article 3.9.   Special Meetings.   Special

meetings of the Board may be called by order of the Chairman of the Board on one day's notice given to each Director

either in person or by mail, telephone, telegram, cable or

wireless to each Director at his residence or regular place

of business.  Special meetings will be called by the

Chairman or Vice Chairman, if any, of the Board or Secretary

in a like manner on the written request of a majority of the

Directors.

          Article 3.10.  Quorum.   At all meetings of the

Board, the presence of one-third of the number of Directors

then in office (but not less than two Directors) shall be

necessary to constitute a quorum and sufficient for the

transaction of business, and any act of a majority present

at a meeting at which there is a quorum shall be the act of

the Board of Directors, except as may be otherwise

specifically provided by statute, by the Articles of

Incorporation or by these Bylaws.  If a quorum shall not be

present at any

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meeting of Directors, the Directors present thereat may

adjourn the meeting from time to time, without notice other

than announcement at the meeting, until a quorum shall be

present.

          Article 3.11.  Organization.   The Board of

Directors shall designate one of its members to serve as

Chairman of the Board.  The Chairman of the Board shall be

Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors

and shall have the same powers and duties as those of the

President.  In the absence or inability of the Chairman of

the Board to act, another Director chosen by a majority of

the Directors present shall act as chairman of the meeting

and preside at the meeting.  The Secretary (or, in his

absence or inability to act, any person appointed by the

chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

          Article 3.12.  Informal Action by Directors and

Committees.   Any action required or permitted to be taken

at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be

taken without a meeting if a written consent to such action

is signed by all members of the Board, or of such committee,

as the case may be, and filed with the minutes of the

proceedings of the Board or committee.  Subject to the

Investment Company Act of 1940, as amended, members of the

Board of Directors or a committee thereof may participate in a meeting

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by means of a conference telephone or similar communications equipment if all persons participating in the meeting can

hear each other at the same time.

          Article 3.13.  Executive Committee.   There may be

an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all

by any of their own number.  The Executive Committee shall

consult with and advise the Officers of the Company in the

management of its business and exercise such powers of the

Board of Directors as may be lawfully delegated by the Board of Directors.  Vacancies shall be filled by the Board of

Directors at any regular or special meeting.  The Executive

Committee shall keep regular minutes of its proceedings and

report the same to the Board when required.

          Article 3.14.  Audit Committee.   There shall be

an Audit Committee of two or more Directors who are not

"interested persons" of the Company (as defined in the

Investment Company Act of 1940, as amended) appointed by the

Board who may meet at stated times or on notice to all by

any of their own number.  The Committee's duties shall

include reviewing both the audit and other work of the

Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the

Company's records and documents.

          Article 3.15.  Other Committees.   The Board of

Directors may appoint other committees which shall in each

case consist of such number of members (but not less than

two) and shall have and may exercise, to the extent

permitted by law, such

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powers as the Board may determine in the resolution

appointing them.  A majority of all members of any such

committee may determine its action, and fix the time and

place of its meetings, unless the Board of Directors shall

otherwise provide.  The Board of Directors shall have power

at any time to change the members and, to the extent

permitted by law, to change the powers of any such

committee, to fill vacancies and to discharge any such

committee.

          Article 3.16.  Compensation of Directors.   The

Board may, by resolution, determine what compensation and

reimbursement of expenses of attendance at meetings, if any,

shall be paid to Directors in connection with their service

on the Board.  Nothing herein contained shall be construed

to preclude any Director from serving the Company in any

other capacity or from receiving compensation therefor.

BYLAW-FOUR:    OFFICERS.

          Article 4.1.   Officers.   The Officers of the

Company shall be fixed by the Board of Directors and shall

include a President, Secretary and Treasurer.  Any two

offices may be held by the same person except the offices of

President and Vice President.  A person who holds more than

one office in the Company may not act in more than one

capacity to execute, acknowledge or verify an instrument

required by law to be executed, acknowledged or verified by

more than one officer.

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          Article 4.2.   Appointment of Officers.   The

Directors shall appoint the Officers, who need not be

members of the Board.

          Article 4.3.   Additional Officers.   The Board

may appoint such other Officers and agents as it shall deem

necessary who shall exercise such powers and perform such

duties as shall be determined from time to time by the

Board.

          Article 4.4.   Salaries of Officers.   The

salaries of all Officers of the Company shall be fixed by

the Board of Directors.

          Article 4.5.   Term, Removal, Vacancies.   The

Officers of the Company shall serve at the pleasure of the

Board of Directors and hold office for one year and until

their successors are chosen and qualify in their stead.  Any

Officer elected or appointed by the Board of Directors may

be removed at any time by the affirmative vote of a majority of the Directors.  If the office of any Officer becomes

vacant for any reason, the vacancy shall be filled by the

Board of Directors.

          Article 4.6.   President.   The President shall

have, subject to the control of the Board of Directors,

general charge of the business and affairs of the

Corporation, and may employ and discharge employees and

agents of the Corporation, except those appointed by the

Board, and he may delegate these powers.

          Article 4.7.   Vice President.   Any Vice

President shall, in the absence or disability of the

President, perform the duties and exercise the powers of the

President and shall perform such other duties as the Board

of Directors shall prescribe.

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          Article 4.8.   Treasurer.   The Treasurer shall

have the custody of the corporate funds and securities and

shall keep full and accurate accounts of receipts and

disbursements in books belonging to the Company and shall

deposit all moneys and other valuable effects in the name

and to the credit of the Company in such depositories as may be designated by the Board of Directors.  He shall disburse

the funds of the Company as may be ordered by the Board,

taking proper vouchers for such disbursements, and shall

render to the Chairman of the Board and Directors at the

regular meetings of the Board, or whenever they may require

it, an account of the financial condition of the Company.

          Any Assistant Treasurer may perform such duties of

the Treasurer as the Treasurer or the Board of Directors may

assign, and, in the absence of the Treasurer, may perform

all the duties of the Treasurer.

          Article 4.9.   Secretary.   The Secretary shall

attend meetings of the Board and meetings of the

Stockholders and record all votes and the minutes of all

proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required.  He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the

Board of Directors and shall perform such other duties as

may be prescribed by the Board of Directors.  He shall keep

in safe custody the seal of the Company and affix it to any

instrument when authorized by the Board of Directors.

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          Any Assistant Secretary may perform such duties of

the Secretary as the Secretary or the Board of Directors may

assign, and, in the absence of the Secretary, may perform

all the duties of the Secretary.

          Article 4.10.  Subordinate Officers.   The Board

of Directors from time to time may appoint such other

officers or agents as it may deem advisable, each of whom

shall serve at the pleasure of the Board of Directors and

have such title, hold office for such period, have such

authority and perform such duties as the Board of Directors

may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to

appoint any such subordinate officers or agents and to

prescribe their respective rights, terms of office,

authorities and duties.

          Article 4.11.  Surety Bonds.   The Board of

Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond

required by the Investment Company Act of 1940, as amended,

and the rules and regulations of the Securities and Exchange

Commission) to the Company in such sum and with such surety

or sureties as the Board of Directors may determine,

conditioned upon the faithful performance of his duties to

the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or

securities that may come into his hands.

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BYLAW-FIVE:    GENERAL PROVISIONS.

          Article 5.1.   Waiver of Notice.   Whenever the

Stockholders or the Board of Directors are authorized by

statute, the provisions of the Articles of Incorporation or

these Bylaws to take any action at any meeting after notice,

such notice may be waived, in writing, before or after the

holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly

authorized attorney-in-fact.

          Article 5.2.   Indemnity.

          (a)  The Company shall indemnify its directors to

the fullest extent that indemnification of directors is

permitted by the Maryland General Corporation Law.  The

Company shall indemnify its officers to the same extent as

its directors and to such further extent as is consistent

with law.  The Company shall indemnify its directors and

officers who, while serving as directors or officers, also

serve at the request of the Company as a director, officer,

partner, trustee, employee, agent or fiduciary of another

corporation, partnership, joint venture, trust, other

enterprise or employee benefit plan to the fullest extent

consistent with law.  The indemnification and other rights

provided by this Article shall continue as to a person who

has ceased to be a director or officer and shall inure to

the benefit of the heirs, executors and administrators of

such a person.  This Article shall not protect any such

person against any liability to the Company or any

Stockholder thereof to which such person would otherwise be

subject by reason of willful

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misfeasance, bad faith, gross negligence or reckless

disregard of the duties involved in the conduct of his

office ("disabling conduct").

          (b)  Any current or former director or officer of

the Company seeking indemnification within the scope of this

Article shall be entitled to advances from the Company for

payment of the reasonable expenses incurred by him in

connection with the matter as to which he is seeking

indemnification in the manner and to the fullest extent

permissible under the Maryland General Corporation Law.  The person seeking indemnification shall provide to the Company

a written affirmation of his good faith belief that the

standard of conduct necessary for indemnification by the

Company has been met and a written undertaking to repay any

such advance if it should ultimately be determined that the

standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met:

(i) the person seeking indemnification shall provide

security in form and amount acceptable to the Company for

his undertaking; (ii) the Company is insured against losses

arising by reason of the advance; or (iii) a majority of a

quorum of directors of the Company who are neither

"interested persons" as defined in Section 2(a)(19) of the

Investment Company Act of 1940, as amended, nor parties to

the proceeding ("disinterested non-party directors"), or

independent legal counsel, in a written opinion, shall have

determined, based on a review of facts readily available to

the Company at the time the advance is proposed to be made,

that there is

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reason to believe that the person seeking indemnification

will ultimately be found to be entitled to indemnification.

          (c)  At the request of any person claiming

indemnification under this Article, the Board of Directors

shall determine, or cause to be determined, in a manner

consistent with the Maryland General Corporation Law,

whether the standards required by this Article have been

met.  Indemnification shall be made only following:  (i) a

final decision on the merits by a court or other body before whom the proceeding was brought that the person to be

indemnified was not liable by reason of disabling conduct or

(ii) in the absence of such a decision, a reasonable

determination, based upon a review of the facts, that the

person to be indemnified was not liable by reason of

disabling conduct by (i) the vote of a majority of a quorum

of disinterested non-party directors or (ii) an independent

legal counsel in a written opinion.

          (d)  Employees and agents who are not officers or

directors of the Company may be indemnified, and reasonable

expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by

contract, subject to any limitations imposed by the

Investment Company Act of 1940.

          (e)  The Board of Directors may make further

provision consistent with law for indemnification and

advance of expenses to directors, officers, employees and

agents by resolution, agreement or otherwise.  The

indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to

indemnification

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or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or

resolution of stockholders or disinterested directors or

otherwise.

          (f)  References in this Article are to the

Maryland General Corporation Law and to the Investment

Company Act of 1940, as from time to time amended.  No

amendment of these Bylaws shall affect any right of any

person under this Article based on any event, omission or

proceeding prior to the amendment.

          Article 5.3.   Insurance.   The Company may

purchase and maintain insurance on behalf of any person who

is or was a director, officer, employee or agent of the

Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the

Company as a director, officer, partner, trustee, employee

or agent of another foreign or domestic corporation,

partnership, joint venture, trust, other enterprise or

employee benefit plan, against any liability asserted

against and incurred by such person in any such capacity or

arising out of such person's position; provided that no

insurance may be purchased by the Company on behalf of any

person against any liability to the Company or to its

Stockholders to which he would otherwise be subject by

reason of willful misfeasance, bad faith, gross negligence

or reckless disregard of the duties involved in the conduct

of his office.

          Article 5.4.   Checks.   All checks or demands for

money and notes of the Company shall be signed by such

officer or officers or such other person or persons as the

Board of Directors may from time to time designate.

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          Article 5.5.   Fiscal Year.   The fiscal year of

the Company shall be determined by resolution of the Board

of Directors.

BYLAW-SIX:          CERTIFICATES OF STOCK.

          Article 6.1.   Certificates of Stock.  The

interest of each Stockholder of the Company shall be

evidenced by certificates for shares of stock in such form

as the Board of Directors may from time to time prescribe.

The certificates shall be numbered and entered in the books

of the Company as they are issued.  They shall exhibit the

holder's name and the number of whole shares and no

certificate shall be valid unless it has been signed by the

President, Vice President or Chairman and the Treasurer or

an Assistant Treasurer or the Secretary or an Assistant

Secretary and bears the corporate seal.  Such seal may be a

facsimile, engraved or printed.  Where any such certificate

is signed by a Transfer Agent or by a Registrar, the

signatures of any such officer may be facsimile, engraved or printed.  In case any of the officers of the Company whose

manual or facsimile signature appears on any stock

certificate delivered to a Transfer Agent of the Company

shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing

the same or whose facsimile signature appears thereon had

not ceased to be such officer, unless written instructions

of the Company to the contrary are delivered to the Transfer

Agent.

          Article 6.2.   Lost, Stolen or Destroyed

Certificates.  The Board of Directors, or the President

together with the Treasurer or Secretary, may direct a new

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certificate to be issued in place of any certificate

theretofore issued by the Company, alleged to have been

lost, stolen or destroyed, upon the making of an affidavit

of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal

representative.  When authorizing such issue of a new

certificate, the Board of Directors, or the President and

Treasurer or Secretary, may, in its or their discretion and

as a condition precedent to the issuance thereof, require

the owner of such lost, stolen or destroyed certificate, or

his legal representative, to advertise the same in such

manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or

they may direct as indemnity against any claim that may be

made against the Company with respect to the certificate

alleged to have been lost, stolen or destroyed for such

newly issued certificate.

          Article 6.3.   Transfer of Stock.   Shares of the

Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized

attorney or legal representative upon surrender and

cancellation of a certificate or certificates for the same

number of shares of the same class, duly endorsed or

accompanied by proper evidence of succession, assignment or

authority to transfer, with such proof of the authenticity

of the signature as the Company or its agents may reasonably require.  The shares of stock of the Company may be freely

transferred, and the Board of Directors may, from time to

time, adopt rules and regulations with reference to the

method of transfer of the shares of stock of the Company.

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          Article 6.4.   Registered Holder.  The Company

shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and,

accordingly, shall not be bound to recognize any equitable

or other claim to or interest in such share or shares on the part of any other person whether or not it shall have

express or other notice thereof, except as expressly

provided by statute.

          Article 6.5.   Record Date.  The Board of

Directors may fix a time not less than 10 nor more than

90 days prior to the date of any meeting of Stockholders or

prior to the last day on which the consent or dissent of

Stockholders may be effectively expressed for any purpose

without a meeting, as the time as of which Stockholders

entitled to notice of, and to vote at, such a meeting or

whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and

all such persons who were holders of record of voting stock

at such time, and no other, shall be entitled to notice of,

and to vote at, such meeting or to express their consent or

dissent, as the case may be.  If no record date has been

fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of

Stockholders shall be the later of the close of business on

the day on which notice of the meeting is mailed or the

thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day

next preceding the day on which the meeting is held.  The

Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or

the making of any distribution, or for the delivery of

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evidences of rights, or evidences of interests arising out

of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder

entitled to receive any such dividend, distribution, rights

or interests.

          Article 6.6.   Stock Ledgers.   The stock ledgers

of the Company, containing the names and addresses of the

Stockholders and the number of shares held by them

respectively, shall be kept at the principal offices of the

Company or at the offices of the Transfer Agent of the

Company or at such other location as may be authorized by

the Board of Directors from time to time.

          Article 6.7.   Transfer Agents and Registrars.

The Board of Directors may from time to time appoint or

remove Transfer Agents and/or Registrars of transfers (if

any) of shares of stock of the Company, and it may appoint

the same person as both Transfer Agent and Registrar.  Upon

any such appointment being made, all certificates

representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall

not be valid unless so countersigned.  If the same person

shall be both Transfer Agent and Registrar, only one

countersignature by such person shall be required.

BYLAW-SEVEN:   AMENDMENTS.

          Article 7.1.   General.  Except as provided in the

next succeeding sentence and in the Articles of

Incorporation, all Bylaws of the Company, whether adopted by the Board of Directors or the Stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be

made, by the affirmative vote of a majority

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of either:  (a) the holders of record of the outstanding

shares of stock of the Company entitled to vote, at any

annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed

amendment, alteration, repeal or new Bylaw; or (b) the

Directors, at any regular or special meeting, the notice or

waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

The provisions of Articles 2.5, 3.2, 3.3, 7.1 and 8.1 of

these Bylaws shall be subject to amendment, alteration or

repeal by:  (i) the affirmative vote of the holders of

record of 75% of the outstanding shares of stock of the

Company entitled to vote, at any annual or special meeting,

the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal

or (ii) the Board of Directors including the affirmative

vote of 75% of the Continuing Directors (as such term is

defined in Article EIGHTH of the Company's Articles of

Incorporation), at any regular or special meeting, the

notice or waiver of notice of which shall have specified or

summarized the proposed amendment, alteration or repeal.

BYLAW-EIGHT:   SPECIAL PROVISIONS.

          Article 8.1.   Actions Relating to Discount in

Price of the Company's Shares.  In the event that at any

time after the second anniversary of the initial public

offering of shares of the Company's Common Stock such shares publicly trade for a substantial period of time at a

substantial discount from the Company's then current net

asset value per share, the Board of Directors shall

consider, at its next regularly scheduled meeting, taking

various actions designed to eliminate the discount.  The

actions

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
considered by the Board of Directors may include periodic

repurchases by the Company of its shares of Common Stock or

an amendment to the Company's Articles of Incorporation to

make the Company's Common Stock a "redeemable security" (as

such term is defined in the Investment Company Act of 1940),

subject in all events to compliance with all applicable

provisions of the Company's Articles of Incorporation, these

Bylaws, the Maryland General Corporation Law and the

Investment Company Act of 1940.



Dated:  October 20, 1995

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